November 5, 2007

Green Energy Technology, Inc.
Attn: John Chasen
369 Third Street #269
San Rafael, CA 94901

Re:	Letter of Intent for the Share Exchange Agreement between Better Biodiesel, Inc., and Green Energy Technology, Inc.

Dear Mr. Chaisson:

This letter of intent (the “LOI”) dated October 31, 2007 will confirm the general terms upon which Better Biodiesel, Inc., a Colorado corporation (“Better Biodiesel”), and Green Energy Technology, Inc., a California company (“GET”), will enter into a share exchange agreement (the “Agreement” or “Share Exchange”) whereby common stock of Better Biodiesel and Better Biodiesel’s best efforts commitment to facilitate capital financing (to be definitively stated in the Agreement) shall be exchanged for 100% of the common stock of GET (the “GET Shares”).  Upon the development, execution and closing of a definitive Share Exchange, which shall occur on or prior to November 30, 2007, GET will exist as a wholly owned subsidiary of Better Biodiesel  (the “Closing”), in the manner described below.

We propose that the Agreement be negotiated and executed by our respective Boards of Directors and Managers and that the Agreement contain the following general terms and conditions.

A.           The Exchange.

(i)            GET, at Closing, shall deliver the GET Shares, subject to customary due diligence, in exchange for the consideration (the “Consideration”)(to be definitively stated in the Agreement):

(a)
15,750,000 shares of common stock of Better Biodiesel less shares transferred to designees of Better Biodiesel for the purposes of meeting certain expenses of the Share Exchange transaction that may be incurred (to be definitively stated in the Agreement) (the collectively the “Better Biodiesel Shares”).  Any and all Better Biodiesel common stock issued pursuant to the Agreement shall be restricted for a period of up to two years, pursuant to Rule 144 of the Securities Act of 1933, unless otherwise included on a registration statement;

(b)
Better Biodiesel’s commitment to facilitate and secure, on a “best efforts” basis, capital financing of up to $7.5 million, to be delivered within one hundred eighty days (180) days following the Closing of the Share Exchange; and

(c)	Better Biodiesel’s settlement of all liabilities in connection with, or obligations owed to, Better Biodiesel’s current President/Chief Executive Officer; and

(ii)           The Share Exchange is intended to be a tax-free reorganization under Section 368 of the Internal Revenue Code and the parties hereto shall use their best efforts in the structuring and carrying forth of the Share Exchange in order to maintain tax free treatment of the transaction.

B.           Agreement.

The Agreement shall include, contain or provide the following:

(i)           Representations and Warranties. The Agreement shall contain the customary and usual representations and warranties by the parties.  The principal executive officer of each of the parties shall certify these representations and warranties “to the best of his personal knowledge and information.”

(ii)           Financial and Other Information.

(a)  The examination and inspection of the books and records of each of the parties prior to Closing; the delivery no later than at Closing of customary schedules listing GET’s material contracts; real and personal property; pending, threatened and contemplated legal proceedings; employees; assets and liabilities, including contingencies and commitments; and other information reasonably requested;

(b) Not later than November 30, 2007 Better Biodiesel shall provide financial statements to GET at least as complete and comprehensive as financial statements to be provided by GET under (ii)(c)(I) and (ii)(c)(II).  GET acknowledges that Better Biodiesel’s Form 10-KSB for the fiscal year ended September 30, 2007, will be filed not later than December 31, 2007, unless otherwise extended, pursuant to Rule 12(b)-25(b) of the 1934 Exchange Act, to January 14, 2008;

(c)  GET shall provide financial statements consisting of a balance sheet and a related statements of income and cash flow for (I) the prior two (2) fiscal years, (II) for the quarters subsequent to the most recent fiscal year and (III) for the period subsequent to the most recent quarter if material changes have occurred (the “Financial Statements”), which fairly represent the financial condition of GET as of the respective dates and for the periods involved, and such statements shall be prepared in accordance with generally accepted accounting principles consistently applied, on Closing, for such period or for such periods as shall be set forth in the Agreement.  In the event that GET does not have these Financial Statements readily available at Closing, GET shall provide a written representation of GET’s ability to produce the Financial Statements in auditable form within forty-five (45) days following the Closing; and

(d)  The Financial Statements of GET shall state zero dollars ($0.00) of debt-related liabilities.

(iii)           Expenses.  Better Biodiesel and GET shall bear their own expenses prior to the Closing.

(iv)           Conduct of Business prior to Closing. Until consummation or termination of an Agreement, GET will conduct business only in the ordinary course and the assets of GET shall not be sold or disposed of except in the ordinary course of business.

(v)           Appointment of Managers.  Immediately upon Closing, Better Biodiesel shall appoint GET’s designated management team.

(vi)           Appointment to the Board of Directors.  Immediately upon or prior to the Closing, Better Biodiesel shall two (2) GET designees to the board of directors;

(vii)           Prior to November 30, 2007, Better Biodiesel shall obtain shareholder approval and effect the necessary regulatory filings for the corporate name change of Better Biodiesel to “Green Energy Technology, Inc.”

(viii)                      Miscellaneous Provisions.

(a)           Better Biodiesel and GET shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the change of domicile and/or the Closing of the Agreement, and all applicable legal requirements shall have been satisfied.

(b)           The Agreement shall be negotiated and executed as soon as the parties have arrived at and acceptable definitive Agreement, and Better Biodiesel shall instruct its legal counsel to immediately prepare all necessary documentation to facilitate negotiations upon the execution of this LOI.

(c)           The Board of Directors of Better Biodiesel and the managers of GET and the requisite majority of the stock holders and members required under applicable law shall have approved the Agreement.

(d)           All notices or other information deemed required or necessary to be given to any of the parties shall be given at the following addresses:

Better Biodiesel

Better Biodiesel, Inc.
c/o The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101

GET

Attn: John Chaisson
369 Third Street #269
San Rafael, CA 94901

With a copy to:

_____________________
_____________________
_____________________
_____________________

(e)           Any finder’s fee or similar payment with respect to the Agreement shall be paid by the party or parties agreeing to such fee or payment.

(f)           An Agreement shall contain customary and usual indemnification and hold harmless provisions.

(g)           The transactions which are contemplated herein, to the extent permitted, shall be governed by and construed in accordance with the laws of the State of California.  This provision shall not and does not, in any manner, control or imply any issues that may arise regarding venue of a court of law.

(h)           Each party and its agents, attorneys and representatives shall have full and free access to the property, books and records of the other party (the confidentiality of which the investigating party agrees to retain) for purposes of conducting due diligence.

(i)           The substance of any public announcement with respect to the exchange, other than notices required by law, shall be approved in advance by all parties or their duly authorized representatives.

(j)           Until the earlier of the Closing or the termination of negotiations pursuant to this LOI, GET agrees that it will not, nor will it permit any of its respective representatives or agents to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any information to, any third persons or parties relating to any transaction the completion of which would likely make the negotiation and execution of a Definitive Agreement or any related transaction impractical to complete.

C.           Counterparts.

This LOI may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute one agreement.

D.           Confidentiality.

As used in this LOI, “Confidential Information” means all nonpublic information disclosed by the one party or its agents to the other that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential.  Confidential Information includes, without limitation (i) nonpublic information relating to the party’s technology, customers, business plans, promotional and marketing activities, finances and other business affairs, and (ii) third-party information that the party is obligated to keep confidential.

The parties may use Confidential Information only in connection with its business relationship with the other party.  Except as expressly provided in this LOI, the parties hereto agree not to disclose Confidential Information to anyone without the other party’s prior written consent.  Each party will take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature.

If the foregoing correctly sets forth the substance of the understanding of the parties, please execute this LOI in duplicate. Retain one copy for your records and return one to David M. Otto, The Otto Law Group, PLLC, 601 Union St., Suite 4500, Seattle, Washington 98101.

E.           Non-solicitation, Non-circumvention, Exclusivity.

GET agrees not to solicit or otherwise seek other persons or entities for the purpose of entering into a corporate transaction or joint venture that would likely make the negotiation and execution of the Share Exchange or any related transaction impractical to complete for the period commencing upon mutual execution of this LOI and ending upon the earlier of November 30, 2007 or the good faith termination of this LOI (the “Exclusivity Period”).   During the Exclusive Period, GET also agrees not to solicit or participate in any discussions or negotiations for any merger or other form of business combination or other type of investment other than the Share

Exchange contemplated by this LOI.  If GET receives an unsolicited offer on more favorable terms, profile will immediately notify Better Biodiesel and the GET board of directors may consider the offer in accordance with their fiduciary duties to shareholders.

F.           Nature of this Letter of Intent.

This Letter of Intent merely evidences the intention of the parties hereto to use their best efforts to negotiate in good faith and enter into a binding Share Exchange Agreement, which shall be the controlling agreement thereafter.  If the parties, despite their best efforts and good faith, are unable to negotiate and enter a binding Share Exchange Agreement, Section D, above, shall survive the termination of this LOI, and each of the parties agrees to hold the others harmless for any attorney’s fees, accountant’s fees, expenses or other damages which may be incurred by their good faith failure to consummate the Share Exchange Agreement.

Agreed and accepted as of the date first written above.

Better Biodiesel, Inc.

/s/ David M. Otto
By:  David M. Otto
Its:   Director

Green Energy Technology, Inc.

/s/ John Chaisson
By:  John Chaisson
Its:  President